Exhibit 99.1

Eastside Distilling Reports Second Quarter 2022 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Oregon, August 11, 2022 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits, digital can printing, co-packing and mobile filling, reported second quarter 2022 financial results for the period ended June 30, 2022.

Second Quarter 2022 Highlights:

●	Digitally printed over 1.5 million cans since operations began at the end of April

●	Improved EBITDA by $0.3 million from prior year second quarter

●	Raised $1.0 million in during the quarter with proceeds used to purchase cans for the digital can printer

●	Improved spirits gross profit over $1.5 million for the quarter from bulk wholesale activities

●	Fully repaid Live Oak Debt Facility of $1.9 million

“We built on the progress made in Q1 and expect to continue to improve results through the balance of the year,” said Geoffrey Gwin, Eastside’s CEO.

Financial Results

Gross sales for the three months ending June 30, 2022 increased to $5.1 million from $3.6 million for the three months ending June 30, 2021 with record realized prices from bulk spirits sales, offset by Craft C+P sales. Sales of spirits during the quarter benefitted from the bulk sale of 651 barrels of TN whiskey and bourbon for gross proceeds of $2.6 million. This was partially offset by lower Azuñia volume resulting from cycling deep discounting to chains in the prior year. Portland Potato Vodka was soft as velocity per store declined, however, the impact to revenue almost entirely offset by a Q4 2021 price increase. A number of trends affected sales at Craft C+P including the relocation of the business, insourcing by customers, increased competition and the beginning of the Company’s new digital can printing business.

Gross profit for the three months ending June 30, 2022 increased to $1.5 million from $0.9 million for the three months ending June 30, 2021. Gross margin increased to 30% for the three months ending June 30, 2022 from 26% for the three months ending June 30, 2021 primarily due to an improvement in Spirits margins, offset by lower margins for Craft C+P. Spirits margins increased due to high realized prices of bulk whiskey and bourbon and carryforward from Q4 2021 price increases. Craft C+P margins were lower due to reduced sales and higher expenses as the Company transitioned to its new digital can printing business and higher supply chain costs.

Operating costs for the three months ending June 30, 2022 increased to $2.6 million from $2.3 million for the three months ending June 30, 2021 due to entering into a lease management agreement and realizing a loss on its vehicles. Sales and marketing expenses were flat, and general and administrative expenses slightly increased from the prior year quarter due to higher rent from the Company’s newly leased warehouses, offset by reduced headcount.

Net loss for the three months ending June 30, 2022 was $(1.8) million and for the three months ending June 30, 2021, net loss including discontinued operations was $(1.8) million. The Company accounted for the Redneck Riviera License Termination and closing of its retail tasting room as part of discontinued operations in its 2021 Form 10-Q filing. The Company reported adjusted EBITDA of $(0.4) million for the three months ending June 30, 2022 and $(0.7) million for the three months ending June 30, 2021. (See description of adjusted EBIDTA in “Use of Non-GAAP Measures” below.)

During the second quarter, the Company delivered 7,431 cases of spirits. Of that total, Portland Potato Vodka represented over 4,400 cases as the brand did not grow distribution outside of Oregon. The Company shipped 1,730 and 933 cases of Azuñia and Burnside, respectively. The following table details cases delivered during the three and six months ending June 30, 2022 and 2021:

	Three Months Ended June 30,				Six Months Ended June 30,
9 Liter Cases	2022	2021	Change	%	2022	2021	Change	%
Azuñia	1,730	3,237	(1,507)	-47%	3,789	6,147	(2,358)	-38%
Burnside	933	1,184	(251)	-21%	1,938	2,209	(271)	-12%
Hue-Hue	138	81	57	70%	222	202	20	10%
Portland Potato Vodka	4,457	4,682	(225)	-5%	8,758	9,346	(588)	-6%
Eastside Brands	171	46	125	272%	239	46	193	419%
Legacy Brands	2	97	(95)	-98%	13	272	(259)	-95%
	7,431	9,327	(1,896)	-20%	14,959	18,222	(3,263)	-18%

The Company ended the quarter with $0.9 million in borrowings under its FIB credit facilities and reported cash of $1.0 million. During the quarter, the Company paid down $2.0 million of debt on both facilities. During the first half of 2022, the Company entered into a loan of $3.0 million to fund working capital. Subsequent to the second quarter of 2022, the Company amended and restated the aforementioned loan to increase the line of credit to $3.5 million.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Second Quarter 2022 Conference Call Details

Date and Time: Monday, August 11, 2022 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #1330708. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Printing subsidiary is one of the Northwest’s leading independent mobile canning businesses and recently began digital can printing and co-packing through its recent asset acquisition.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended June 30, 2022, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2022 and December 31, 2021

Dollars in thousands, except share and per share

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$1,023	$3,276
Trade receivables, net	1,253	1,446
Inventories	5,231	6,510
Prepaid expenses and current assets	749	2,873
Total current assets	8,256	14,105
Property and equipment, net	6,470	2,163
Right-of-use assets	3,219	3,211
Intangible assets, net	13,418	13,624
Other assets, net	411	457
Total Assets	$31,774	$33,560

Liabilities and Stockholders’ Equity
Accounts payable	$1,565	$1,265
Accrued liabilities	1,406	833
Deferred revenue	22	-
Current portion of secured credit facilities, net of debt issuance costs	3,108	5,725
Note payable, related party, net of debt issuance costs	1,904	-
Current portion of notes payable	931	894
Current portion of lease liabilities	1,024	781
Total current liabilities	9,960	9,498
Lease liabilities, net of current portion	2,383	2,498
Note payable, related party	92	92
Notes payable, net of current portion	7,749	8,073
Total liabilities	20,184	20,161
Stockholders’ equity:
Common stock, $0.0001 par value; 35,000,000 shares authorized; 15,446,694 and 14,791,449 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2	1
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 shares issued and outstanding as of both June 30, 2022 and December 31, 2021	-	-
Additional paid-in capital	74,092	72,003
Accumulated deficit	(62,504)	(58,605)
Total stockholders’ equity	11,590	13,399
Total Liabilities and Stockholders’ Equity	$31,774	$33,560

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2022 and 2021

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Sales	$5,123	$3,618	$8,903	$6,861
Less customer programs and excise taxes	266	173	306	268
Net sales	4,857	3,445	8,597	6,593
Cost of sales	3,405	2,536	6,198	5,141
Gross profit	1,452	909	2,399	1,452
Operating expenses:
Sales and marketing expenses	729	697	1,376	1,554
General and administrative expenses	1,748	1,605	3,678	3,529
Loss on disposal of property and equipment	101	-	101	61
Total operating expenses	2,578	2,302	5,155	5,144
Loss from operations	(1,126)	(1,393)	(2,756)	(3,692)
Other income (expense), net
Interest expense	(762)	(345)	(1,168)	(471)
Other income	100	17	100	2,217
Total other income (expense), net	(662)	(328)	(1,068)	1,746
Loss before income taxes	(1,788)	(1,721)	(3,824)	(1,946)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(1,788)	(1,721)	(3,824)	(1,946)
Net income (loss) from discontinued operations	-	(47)	-	3,886
Net income (loss)	(1,788)	(1,768)	(3,824)	1,940
Preferred stock dividends	(36)	-	(75)	-
Net income (loss) attributable to common shareholders	$(1,824)	$(1,768)	$(3,899)	$1,940
Basic net income (loss) per common share	$(0.12)	$(0.14)	$(0.26)	$0.17
Diluted net income (loss) per common share	$(0.12)	$(0.14)	$(0.26)	$0.13
Basic weighted average common shares outstanding	15,270	12,262	15,090	11,683
Diluted weighted average common shares outstanding	15,270	12,262	15,090	14,401

Eastside Distilling, Inc. and Subsidiaries

For the Three and Six Months Ended June 30, 2022 and 2021

(Dollars in thousands)

(Unaudited)

Segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Spirits
Sales	$3,694	$1,478	$6,398	$2,812
Net sales	3,528	1,305	6,192	2,544
Cost of sales	1,707	1,028	3,389	2,082
Gross profit	1,821	277	2,803	462
Total operating expenses	1,292	1,318	2,561	3,013
Net income (loss)	(223)	(1,406)	(905)	2,707

Craft C+P
Sales	$1,429	$2,140	$2,505	$4,049
Net sales	1,329	2,140	2,405	4,049
Cost of sales	1,698	1,508	2,809	3,059
Gross profit	(369)	632	(404)	990
Total operating expenses	1,286	984	2,594	2,131
Net loss	(1,565)	(362)	(2,919)	(767)

EBITDA Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$(1,788)	$(1,768)	$(3,824)	$1,940
Add:
Interest expense	762	345	1,168	471
Depreciation and amortization	423	306	686	606
EBITDA	(603)	(1,117)	(1,970)	3,017
Loss on disposal of property and equipment	101	-	101	61
Gain on termination of license agreement	-	-	-	(2,850)
Forgiveness of debt - PPP	-	-	-	(1,448)
Remeasurement of deferred consideration	-	-	-	(750)
Gain on disposal of offsite inventory	-	-	-	(1,047)
Severance payments	-	171	-	176
One-time professional fees	-	66	-	343
Stock compensation	145	174	520	409
Adjusted EBITDA	$(357)	$(706)	$(1,349)	$(2,089)

INVESTOR RELATIONS CONTACT: Heather Whyte, (503) 572-0194, ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211